UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 3, 2014

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401, Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

First Federal Bancshares of Arkansas, Inc.

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 21, 2014, shareholders of First Federal Bancshares of Arkansas, Inc. (the “Company”) approved proposals to change the name of the Company and to increase the number of authorized shares of common stock par value $.01 per share of the Company (the “Common Stock”).

Effective June 3, 2014, the Company filed Amended and Restated Articles of Incorporation (the “Amended Articles”) with the Secretary of State of the State of Arkansas. The Amended Articles effected (i) a change in the name of the Company from First Federal Bancshares of Arkansas, Inc. to Bear State Financial, Inc. and (ii) an increase in the number of authorized shares from 30,000,000 to 100,000,000. Other than as described herein, no other changes were made to the Company’s articles of incorporation. A copy of the Amended Articles is filed as Exhibit 3.1 to this report and incorporated herein by reference.

In connection with the name change, the Company has changed its ticker symbol from “FFBH” to “BSF,” effective June 3, 2014, and the Common Stock was assigned a new CUSIP number, 073844102.

The Company's Common Stock will continue to trade on the NASDAQ Global Market, but will trade under the new ticker symbol “BSF.” The Company's outstanding common stock certificates are not affected by the name change; they continue to be valid and do not need to be exchanged.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: June 3, 2014	By:	/s/ Christopher M. Wewers
	Name:	Christopher M. Wewers
	Title:	President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description

3.1	Amended and Restated Articles of Incorporation